IN WITNESS WHEREOF, Sublandlord and Subtenant have hereunto executed this Sublease as of the day and year first above written.

SUBLANDLORD: INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	/s/ Charles P. Assenza
Name: Charles P. Assenza
Title: Senior Program Manager

SUBTENANT: MRU HOLDINGS, INC.

By:	/s/ Vishal Garg
Name: Vishal Garg
Title: CFO

19

SUBLEASE

Between

INTERNATIONAL BUSINESS MACHINES CORPORATION,

Sublandlord,

and

MRU HOLDINGS, INC.

Subtenant.

Premises:

The Entire 13th Floor at
590 Madison Avenue
New York, NY

Dated: As of ~~April~~ MAY 4, 2007

TABLE OF CONTENTS

EXHIBITS

SUBLEASE

THIS SUBLEASE (this "Sublease"), dated as of the 4th day of ~~April~~ May, 2007 between **INTERNATIONAL BUSINESS MACHINES CORPORATION**, a New York corporation having an address at New Orchard Road, Armonk, New York 10504 ("Sublandlord"), and **MRU HOLDINGS, INC.**, a Delaware corporation having an office at ______________________ ______________________ ("Subtenant").

W I T N E S S E T H:

1. **DEMISE AND TERM**. Sublandlord hereby leases to Subtenant, and Subtenant hereby hires from Sublandlord, those certain premises (the "Subleased Premises") consisting of the entire thirteenth (13th) floor (as more particularly identified on Exhibit A annexed hereto and forming a part hereof) in the building located at 590 Madison Avenue, New York, NY (the "Building") and being a portion of the premises which were leased to Sublandlord pursuant to the "Lease" (as hereinafter defined). The term of this Sublease shall be the period commencing on the date (the "Commencement Date") which is one (1) business day after Sublandlord notifies Subtenant in writing that it has obtained the Consents (as defined in Article 29 hereof) and has provided Subtenant with possession of and access to the Subleased Premises, and ending at 11:59 p.m. on August 30, 2014, unless sooner terminated as herein provided (the "Expiration Date").

2. **SUBORDINATE TO THE LEASE**. This Sublease is and shall be subject and subordinate to (i) the lease dated January 30, 2003 between 590 Madison Avenue Associates, L.P., as Landlord (the "Landlord"), and Sublandlord, as Tenant (the "Lease"), and (ii) the matters to which the Lease is or shall be subject and subordinate. A copy of the Lease (certain financial matters of which have been redacted) has been delivered to and examined by Subtenant and is annexed hereto as Exhibit B and forms a part hereof. Sublandlord represents that the Lease annexed hereto as Exhibit B is a true and complete copy of the Lease and that the Lease has not been amended or modified with respect to the Subleased Premises except as set forth in Exhibit B.

3. **INCORPORATION BY REFERENCE**. (a) The terms, covenants and conditions of the Lease are incorporated herein by reference so that, except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, and except to the extent not applicable to the Subleased Premises, each and every term, covenant and condition of the Lease binding or inuring to the benefit of the landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and each and every term, covenant and condition of the Lease binding or inuring to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the words "Landlord" and "Tenant", or words of similar import, wherever the same appear in the Lease, were construed to mean, respectively, "Sublandlord" and "Subtenant" as such terms are used in this Sublease, and as if the words "demised premises", "Demised Premises" or "Premises" or words of similar import, wherever the same appear in the Lease, were construed to mean

"Subleased Premises" in this Sublease, as if the word "Sublease", or words of similar import, wherever the same appear in the Lease were construed to mean this Sublease and as though the words "Fixed Rent", wherever the same appear in the Lease, were construed to mean "Base Rent" as such term is used in this Sublease. Sections 1, 2, 3(C) and (D), the second sentence of Section 4(A)(1), Sections 6(A)(2), 7, 12(F), 13(A)(2), (C) and (E), the fifth sentence of Section 15, Sections 24 and 26, the third sentence of Section 27(C)(4), Sections 28(B)(2), (3) and (4), 29, 31, 34, 39, 40, 41, 42, 43, 44, and Exhibits B, C, D, F, G, H, I, J, K and L shall be deemed deleted for the purposes of incorporation by reference in this Sublease. If any of the express provisions of this Sublease shall conflict with any such provisions incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease.

(b) Except as otherwise provided below, whenever in the Lease a time is specified for the giving of any notice or the making of any demand by the tenant thereunder, such time is hereby changed (for the purpose of this Sublease only) by adding two (2) days thereto; and whenever in the Lease a time is specified for the giving of any notice or the making of any demand by the landlord thereunder, such time is hereby changed (for the purpose of this Sublease only) by subtracting two (2) days therefrom taking into account the applicable grace period applicable thereto. Notwithstanding the foregoing, each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Subleased Premises or the use or occupancy thereof after receipt of same from the Landlord.

4. **PERFORMANCE BY SUBLANDLORD**. (a) Any obligation of Sublandlord which is contained in this Sublease by the incorporation by reference of the provisions of the Lease may be observed or performed by Sublandlord using reasonable efforts to cause the Landlord to observe and/or perform the same, and Sublandlord shall have a reasonable time to enforce its rights to cause such observance or performance. Subtenant shall not in any event have any rights in respect of the Subleased Premises greater than Sublandlord's rights under the Lease, and, notwithstanding any provision herein or in the Lease to the contrary, as to obligations contained in this Sublease by the incorporation by reference of the provisions of the Lease, except as otherwise provided herein, Sublandlord shall not be required to make any payment or perform any obligation, and Sublandlord shall have no liability to Subtenant for any matter whatsoever, except for (i) Sublandlord's obligation (provided that Subtenant is not then in default beyond applicable notice and grace periods in the performance of any of its monetary obligations under this Sublease) to pay the Fixed Rent and any additional rent due under the Lease, and (ii) Sublandlord's obligation to use reasonable efforts, upon written request of Subtenant, to cause the Landlord to observe and/or perform its obligations under the Lease. Notwithstanding anything to the contrary contained herein, with respect to any request for overtime services, Subtenant may make such request in Subtenant's name directly to Landlord, provided such request is made in accordance with the terms of the Lease and a duplicate copy of such request is simultaneously given to Sublandlord. However, notwithstanding anything in this Sublease to the contrary, Sublandlord hereby grants to Subtenant, Sublandlord's rights under the Lease to receive from Landlord all of the services and repair rights Sublandlord is owed under the Lease relating to the Subleased Premises to the extent that Sublandlord is entitled (i) to receive same under the Lease and (ii) to grant same to Subtenant. Sublandlord authorizes

Subtenant to make such requests directly to Landlord provided no cost shall accrue to Sublandlord for such items. Upon written request of Subtenant, Sublandlord shall use its reasonable efforts to enforce Landlord's obligations as to such items if Landlord does not respond to Subtenant's requests.

(b) If Landlord shall default in the performance of any of its obligations under the Lease or if Subtenant wishes to file a protest or dispute any matter or thing Sublandlord has the right to protest or dispute as tenant under the Lease, the parties shall take the following steps:

(i) Subtenant shall notify Sublandlord of Landlord's default or Subtenant's desire to protest or dispute any default or other action on Landlord's part, and submit to Sublandlord any information or documents that support Subtenant's claim. Within a reasonable period of time but not later than seven (7) business days after Subtenant notifies Sublandlord of Landlord's default or desire to protest or dispute any default or other action on Landlord's part, Sublandlord shall review such claims and use reasonable efforts to cause Landlord to cure such default or to resolve such dispute.

(ii) If Sublandlord does not agree that Landlord has defaulted or that Subtenant has a reasonable basis for such protest or dispute, except in the event of an emergency, either party may submit the dispute to expedited arbitration in accordance with the rules of the American Arbitration Association before a single arbitrator.

(iii) In the event of an emergency, Sublandlord shall use reasonable efforts to cause Landlord to cure such default or dispute, whether or not Sublandlord agrees that there is a basis for such dispute.

(iv) If Sublandlord fails to follow the steps set forth above or, if having done so, Landlord refuses to resolve such default or dispute, then Subtenant shall have the right, at Subtenant's sole cost and expense, and in the name of Sublandlord, to file any such protest and/or to make, demand or institute any appropriate action or proceeding against Landlord for the enforcement of its obligations. Sublandlord agrees that it shall sign such demands, pleadings and/or other papers and shall otherwise cooperate with Subtenant, as may be reasonably required or necessary, to enable Subtenant to proceed in Sublandlord's name to enforce the obligations of Landlord, provided that Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, any and all loss, cost, damage, expense, penalty or liability (including, but not limited to, reasonable attorneys' fees and disbursements) incurred by Sublandlord by reason of the prosecution by Subtenant of any such proceeding or action or the filing of any such protest. As a

condition of the foregoing, Subtenant shall deposit with Sublandlord or make such reasonable assurances or otherwise provide such security as Sublandlord shall request. Notwithstanding the foregoing, Subtenant shall not make any claim against Sublandlord for any damage which may arise, nor shall Subtenant's obligations hereunder be impaired, by reason of (a) the failure of Landlord to keep, observe or perform its obligations pursuant to the Lease, or (b) the acts or omissions of Landlord or any of its agents, contractors, servants, employees, invitees or licensees.

(c) Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by the Landlord under the Lease or otherwise, including, without limitation, heat, air conditioning, electricity, water, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (a) abatement, diminution or reduction of Subtenant's obligations under this Sublease, (b) constructive eviction, whether in whole or in part, or (c) liability on the part of Sublandlord unless such failure or interruption was due to the negligence or willful misconduct of Sublandlord. Subject to the provisions of this Sublease, Sublandlord makes no representations that the Landlord will provide any of the services, utilities and/or repairs referred to and incorporated by reference into this Sublease, but notwithstanding the foregoing, Sublandlord represents that to its knowledge, Landlord is currently supplying Subtenant with all of the services and utilities Landlord is obligated to furnish to Sublandlord pursuant to the Lease.

(d) Sublandlord shall not be responsible for the maintenance or repair of any equipment in, or that services, the Subleased Premises, including, without limitation, any HVAC equipment that exists therein or services the Subleased Premises, whether on the date hereof or in the future, or any obligation of Landlord of any kind set forth in Section 28 of the Lease.

5. **NO BREACH OF THE LEASE**. Subtenant shall not willingly or knowingly do or permit to be done any act or thing or cause any act or thing to be done, which may constitute a breach or violation of any term, covenant or condition of the Lease by the tenant thereunder, whether or not such act or thing is permitted under the provisions of this Sublease.

6. **NO PRIVITY OF ESTATE**. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and the Landlord under the Lease.

7. **INDEMNITY**. Subtenant shall indemnify, defend and hold harmless Sublandlord and/or Landlord from and against any and all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees, court costs and disbursements, which Sublandlord or Landlord may incur or pay by reason of (a) any accidents, damages or injuries to persons or property occurring during this term of this Sublease in, on or about the Subleased Premises, (b) any breach or default hereunder or under the Lease on

Subtenant's part, (c) any work done in or to the Subleased Premises by or on behalf of Subtenant (or any person claiming through or under Subtenant), or (d) any act, omission, negligence or other fault on the part of Subtenant and/or its officers, employees, agents, contractors, subcontractors, customers and/or invitees or any person claiming through or under Subtenant. If any action or proceeding shall be brought against Sublandlord by reason of any such claim, Subtenant, upon notice from Sublandlord, agrees to resist or defend such action or proceeding and to employ counsel therefor reasonably satisfactory to Sublandlord. Subtenant shall pay to Sublandlord on demand all sums that may be owing to Sublandlord by reason of the provisions of the provisions of this Article 7. Sublandlord's obligations under this Article 7 shall survive the termination of this Sublease.

8. **RELEASES**. Subtenant hereby releases the Landlord under the Lease or anyone claiming through or under the Landlord by way of subrogation or otherwise and Sublandlord under this Sublease to the extent that Sublandlord, as tenant, released the Landlord, as landlord, and/or the Landlord was relieved of liability or responsibility pursuant to the provisions of the Lease, and Subtenant will cause its insurance carriers to include any clauses or endorsements in favor of the Landlord under the Lease and Sublandlord under this Sublease which Sublandlord is required to provide pursuant to the provisions of the Lease. Sublandlord and Subtenant shall each secure an appropriate clause in, or endorsement upon, each insurance policy obtained by such party in connection herewith, pursuant to which the respective insurance companies waive subrogation against the other.

9. **RENT**. (a) Subtenant shall pay to Sublandlord base rent (the "Base Rent") hereunder at the annual rate of (i) One Million Seven Hundred Eight Thousand Five Hundred and 00/100 ($1,708,500.00) Dollars for the period commencing on the date that is three (3) months after the Commencement Date (the "Rent Commencement Date") and ending on the date that is the day before the third anniversary of the Rent Commencement Date, and (ii) One Million Eight Hundred Nine Thousand and 00/100 ($1,809,000.00) Dollars for the period commencing on the date that is the third anniversary of the Rent Commencement Date and ending on the Expiration Date. Base Rent shall be payable in equal monthly installments in advance on the first day of each month, without notice or demand therefor. Upon Subtenant's execution hereof, it shall pay the first (1st) installment of Base Rent due under this Sublease in the amount of One Hundred Forty-Two Thousand Three Hundred Seventy-Five and 00/100 ($142,375.00) Dollars. If the Rent Commencement Date is not the first day of a month, Base Rent for the period commencing on the Rent Commencement Date and ending on the last day of the month in which the Rent Commencement Date occurs shall be apportioned on the basis of the number of days in said month and any overpayment made by Subtenant when paying the first (1st) installment of the Base Rent due, shall be credited against the Base Rent due for the month immediately following the month in which the Rent Commencement Date occurs. Base Rent and all other amounts payable by Subtenant to Sublandlord under the provisions of this Sublease (herein called the "Additional Charges") shall be paid promptly when due, without notice or demand therefor, and without deduction, abatement, counterclaim or set off of any amount or for any reason whatsoever, except to the extent expressly provided otherwise in this Sublease or the Lease, as incorporated herein.

(b) Base Rent and Additional Charges shall be paid to Sublandlord in lawful money of the United States by check drawn on a bank which is a member of the New York Clearing House Association or a successor thereto, to Scribcor Inc., as agent for IBM Lease Administration, P.O. Box 809224, Chicago, Illinois 60680-9224, or to such other person and/or at such other address as Sublandlord may from time to time designate by notice to Subtenant. No payment by Subtenant or receipt by Sublandlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Base Rent or Additional Charges; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublandlord may accept and deposit any check or payment without prejudice to Sublandlord's right to recover the balance due or to pursue any other remedy available to Sublandlord.

10. **LATE CHARGES**. If payment of any Base Rent or Additional Charges shall not have been paid within ten (10) days after the date on which such amount was due and payable hereunder, such unpaid sums shall bear interest from the date due until paid in an amount equal to the greater of (i) eight (8%) percent per annum or (ii) four (4%) percent per annum above the prime rate of interest announced from time to time by Citibank, N.A. (the "Interest Rate") and such sums shall be added to the sum due and shall be deemed Additional Charges hereunder. If Subtenant shall issue a check to Sublandlord which is returned unpaid for any reason, Subtenant shall pay to Sublandlord an additional charge of $500.00 for Sublandlord's expenses in connection therewith. Nothing in this Article contained and no acceptance of late charges by Sublandlord shall be deemed to extend or change the time for payment of Base Rent or Additional Charges.

11. **ADDITIONAL CHARGES**. (a) Except as may be herein provided to the contrary, all defined terms used in this Article shall have the meanings attributed to such terms in the Lease. Commencing on the Commencement Date and throughout the term of this Sublease, Subtenant shall pay as provided for in subparagraph 11(b) below (i) Subtenant's proportionate share of "Tenant's Operating Expense Payment" imposed upon Sublandlord pursuant to the Lease (incorporating Section 27 of the Lease) in respect of the Subleased Premises, (ii) Subtenant's proportionate share of "Taxes" imposed upon Sublandlord pursuant to the Lease (incorporating Section 27 of the Lease) in respect of the Subleased Premises, and (iii) Subtenant's proportionate share of "Tenant's Insurance Payment" imposed upon Sublandlord pursuant to the Lease (incorporating Section 27 of the Lease) in respect of the Subleased Premises; <u>provided</u>, <u>however</u>, that for purposes of this Sublease, "Tenant's Share" shall be 15.8% of Sublandlord's share of Operating Expenses (other than Taxes) and 15.8% of Sublandlord's share of Taxes and Insurance Expenses, and for the purposes hereof the "Base Tax Amount" shall mean the fiscal year commencing July 1, 2007 and ending June 30, 2008, the "Base Operating Year" shall mean the calendar year 2007, and the "Operating Year" shall mean each calendar year commencing with 2008 for any part or all of which Tenant shall be obligated to pay a Tenant's Operating Expense Payment or a Tenant's Insurance Payment.

(b) Sublandlord shall provide Subtenant with copies of all relevant statements with respect to any item of Additional Charges (or additional rent) payable by Sublandlord with respect to the Subleased Premises pursuant to any provision of the Lease, together with a

statement or statements, with appropriate computations, of such amounts, if any, which Subtenant is thereafter required to pay hereunder. If any increase in Additional Charges is payable hereunder, Subtenant shall pay to Sublandlord such increase in Additional Charges within ten (10) days after receipt of the aforesaid statement from Sublandlord related thereto.

(c) Subtenant shall pay Sublandlord upon demand any charge, cost or expense incurred by Sublandlord (i) as a result of Subtenant's acts or requests in or in respect of the Subleased Premises including, without limitation, costs imposed upon Sublandlord by virtue of Subtenant's request for special or after hours cleaning, heating, ventilating, air conditioning, elevator and other similar overtime or extra charges for services requested by Subtenant or incurred in respect of the Subleased Premises and (ii) pursuant to the terms of the Lease with respect to the Subleased Premises unless incurred as a result of Sublandlord's acts or requests.

(d) Subtenant's obligations to pay any additional rent and/or any Additional Charges hereunder shall survive the expiration or sooner termination of this Sublease and, except as may be herein provided, all sums payable by Subtenant to Sublandlord pursuant to this Sublease as Additional Charges shall be collectible by Sublandlord in the same manner as Base Rent.

(e) Subtenant shall pay any commercial rent or occupancy tax with regard to the Subleased Premises either directly to the taxing authority, or, if legally required, to Sublandlord, as Additional Charges, at least five (5) business days before the due date of each and every such tax payment to the taxing authority.

12. **ELECTRICITY**. Pursuant to Section 13(B) of the Lease, Subtenant shall pay Sublandlord as Additional Charges within twenty (20) days after Subtenant's receipt of Sublandlord's statement therefor, all charges on account of electricity payable by Sublandlord on account of electricity in respect of the Subleased Premises, including Subtenant's proportionate share of "Tenant's Pro Rata Share of Building Electricity" (as defined under the Lease).

13. **CONDITION OF SUBLEASED PREMISES**. Sublandlord has not made any representations or promises with respect to the Subleased Premises or any matter or thing affecting or related thereto except as expressly set forth in this Sublease. Subtenant acknowledges that it has fully inspected the Subleased Premises, is subleasing the Subleased Premises "as is" (except for the furniture and equipment existing in the Subleased Premises as of the date hereof, which shall be removed by Sublandlord prior to the Commencement Date as set forth in Section 33 herein) and Sublandlord is not required to perform any work or, except as otherwise provided herein, expend any monies in connection with this Sublease and acknowledges that the taking of possession of the Subleased Premises by Subtenant shall be conclusive evidence that the Subleased Premises were in good and satisfactory condition at the time such possession was so taken. All understandings and agreements heretofore made between the parties hereto are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or affect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. In making and

executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections of the Subleased Premises.

14. **CONSENTS AND APPROVALS**. In any instance when Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable if, inter alia, such consent or approval has not been obtained from the Landlord under the Lease. Except as otherwise provided herein, Sublandlord shall have no obligation to take any action to compel the Landlord under the Lease to consent to any matter or thing under the Lease, or as to this Sublease. In the event that Subtenant shall seek the approval by or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval, except as otherwise set forth in Section 4 hereof, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord, it being intended that Subtenant's sole remedy shall be an action for injunction or specific performance and that said remedy of an action for injunction or specific performance shall be available only in those cases where Sublandlord shall have expressly agreed in this Sublease not to unreasonably withhold or delay its consent.

15. **NOTICES**. (a) All notices, consents, approvals, demands and requests which are required or desired to be given by either party to the other hereunder shall be in writing and shall be sent by (i) United States registered or certified mail and deposited in a United States post office, return receipt requested and postage prepaid, (ii) by hand delivery with receipt acknowledged, or (iii) reputable overnight delivery service. Notices, consents, approvals, demands and requests which are served upon Sublandlord or Subtenant shall be deemed to have been given or served (x) on the third (3rd) calendar day following the date after the depositing thereof into the exclusive custody of the United States Postal Service, (y) on the date hand delivered, or (z) on the first business day following the sending thereof by reputable overnight delivery service.

(b) All notices, consents, approvals, demands and requests given to Sublandlord shall be in duplicate, and until such time as Sublandlord shall designate otherwise by notice hereunder. One such duplicate shall be addressed to International Business Machines Corporation, Real Estate Operations at 294 Route 100, Somers, NY 10589, Attn: NYC Real Estate Program Manager and one to Sublandlord at New Orchard Road, Armonk, NY 10504, Attn: Associate General Counsel, and a further copy shall be addressed to Zukerman Gore & Brandeis, LLP, 875 Third Avenue, New York, New York 10022, Attention: Jeffrey D. Zukerman, Esq. Sublandlord may from time to time change the names and/or addresses to which notices, consents, approvals, demands and requests given to Sublandlord shall be addressed and sent as aforesaid, by designating such other names and/or addresses in a notice given in accordance with the provisions of this Section.

(c) Copies of all notices, consents, approvals, demands and requests to Subtenant shall be sent to Subtenant at the Subleased Premises and a further copy shall be

addressed to Belkin Burden Wenig & Goldman, LLP, 270 Madison Avenue, 5th Floor, New York, New York 10016; Attention: Daniel Altman, Esq.

16. **TERMINATION OF THE LEASE**. If for any reason the term of the Lease shall terminate prior to the expiration date of this Sublease, this Sublease shall thereupon be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless both (a) Subtenant shall not then be in default hereunder beyond any applicable notice and cure periods, and (b) said termination shall have been effected because of the breach or default of Sublandlord under the Lease. Notwithstanding the foregoing, Sublandlord covenants and agrees not to voluntarily cancel, terminate or surrender the Lease with respect to the Subleased Premises, or consent to any modification, amendment or supplement to the Lease relating to the Subleased Premises which will materially deprive Subtenant of its rights under this Sublease, without the prior written consent of Subtenant. A termination of the Lease due to the default of Sublandlord other than a default caused by Subtenant under this Sublease, shall be considered a voluntary surrender or voluntary termination of the Lease.

17. **ASSIGNMENT AND SUBLETTING**. Subtenant shall not, by operation of law or otherwise, assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or sublet the Subleased Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Subleased Premises by any person, without the prior written consent of Sublandlord and Landlord in each instance, which consent shall not be unreasonably withheld or delayed. Subject to the approval of Sublandlord and Landlord, in the event of a further subletting by Subtenant of the Subleased Premises, Subtenant shall pay to Sublandlord fifty (50%) percent of the gross amount paid and other consideration payable under the sub-sublease to Subtenant by the sub-subtenant in excess of the Base Rent and Additional Charges accruing during the term of the sub-sublease in respect of the Subleased Premises (at the rate per square foot payable by Subtenant hereunder) pursuant to the terms hereof (excluding any and all sums paid for the sale or rental of Subtenant's fixtures, leasehold improvements, equipment, furniture or other personal property, and any and all of Subtenant's actual out of pocket reasonable costs in connection with such sub-sublease, including, but not limited to, costs associated with altering and preparing the Subleased Premises for the sub-sublease, brokers' commissions, rent abatements, attorneys' fees and disbursements, and any and all other reasonable expenses chargeable against the Subleased Premises and rental thereof, all of which costs shall be amortized on a straight-line basis over ten (10) years (without interest)).

18. **INSURANCE**. Subtenant shall maintain throughout the term of this Sublease comprehensive general liability insurance (including contractual liability), and other types of insurance required by the terms of the Lease to be maintained, in respect of the Subleased Premises and the conduct and operation of business therein, with Sublandlord, the Landlord, any superior lessor, any superior mortgagee and any of their respective agents as insureds, such amounts as may be required by the Landlord with limits of not less than the greater of (i) Five Million ($5,000,000.00) Dollars for bodily injury or death to any one person and Five Million ($5,000,000.00) Dollars for bodily injury or death to any number of persons in any one occurrence, and Five Million ($5,000,000.00) Dollars for property damage, including water damage and sprinkler leakage legal liability; or (ii) such amounts as may be required by Landlord

pursuant to, and otherwise in accordance with the Lease. Subtenant shall deliver to Sublandlord and the Landlord certificates prior to the Commencement Date. Subtenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Subtenant shall deliver to Sublandlord and the Landlord under the Lease such renewal certificates at least fourteen (14) days before the expiration of any existing policy. All such policies shall be written on an occurrence basis, be issued by companies licensed to do business in the State of New York, and shall have a rating no less than that required by the Lease, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Sublandlord and the Landlord are given at least thirty (30) days' prior written notice of such cancellation or modification.

19. **SECURITY DEPOSIT**. (a) Subtenant shall deposit with Sublandlord upon its execution hereof the sum of Seven Hundred Twenty-Five Thousand and 00/100 ($725,000.00) Dollars as security (the "Security Deposit") for the performance by Subtenant of all of the terms, covenants and conditions of this Sublease on Subtenant's part to be performed. Sublandlord shall have the right following Subtenant's default beyond applicable notice and grace periods, without additional notice to Subtenant, and regardless of the exercise of any other remedy Sublandlord may have by reason of a default beyond applicable notice and grace periods, to apply that part of said Security Deposit to cure any default beyond applicable notice and grace periods of Subtenant, and, if Sublandlord does so, Subtenant shall, without requirement for any notice or demand, deposit with Sublandlord the amount so applied so that Sublandlord shall have the full amount of the security at all times during the term of this Sublease. If Subtenant shall fail to make such deposit, Sublandlord shall have the same remedies for such failure as Sublandlord has for a default in the payment of Base Rent. In the event of an assignment or transfer of the leasehold estate under the Lease, Sublandlord shall transfer the Security Deposit to the assignee, and in such event and provided the assignee acknowledges receipt of such Security Deposit in writing to Subtenant, (a) Sublandlord shall thereupon be automatically released by Subtenant from all liability for the return of such Security Deposit, and (b) Subtenant shall look solely to the assignee for the return of said Security Deposit, and the foregoing provisions of this sentence shall apply to every transfer made of the Security Deposit to a new assignee of Sublandlord's interest in the Lease. If Subtenant shall not be in material or monetary default of the terms, covenants and/or conditions of this Sublease beyond applicable notice and grace periods, the Security Deposit shall be returned to Subtenant without interest thereon within sixty (60) days after the date fixed as the end of this Sublease and after delivery of the Subleased Premises to Sublandlord in the manner and condition required by this Sublease and the Lease. Sublandlord may maintain the Security Deposit, if in cash, in a commingled non-interest bearing account selected by Sublandlord for the purpose of holding security deposits. The Security Deposit shall not be assigned or encumbered by Subtenant and any attempted assignment or encumbrance by Subtenant shall be void.

(b) Subtenant shall have the option to substitute, in lieu of the cash Security Deposit, an unconditional irrevocable letter of credit (the "Letter of Credit") governed by the Uniform Customs and Practices for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500, as revised from time to time, provided that the Letter of Credit shall be satisfactory in form and content to Sublandlord, in its sole discretion,

and shall be issued in favor of Sublandlord as beneficiary, by such lending institution as is reasonably satisfactory to Sublandlord and qualified to transact banking business in New York and with an office in New York City, at which drafts drawn on the Letter of Credit may be presented. In the event that Subtenant elects to post the Letter of Credit, the Letter of Credit shall either (i) expire on the date which is sixty (60) days after the expiration of the Lease (the "LC Date"), (ii) be automatically self renewing until the LC Date, or (iii) if the Letter of Credit expires prior to the LC Date and is not self renewing, provide the Sublandlord with a sixty (60) day period to draw on the Letter of Credit following notice to Sublandlord that the Letter of Credit will not be renewed. Sublandlord shall be permitted to draw upon the Letter of Credit, in whole or in part, under the same terms and conditions under which Sublandlord is permitted to draw down the cash Security Deposit (as provided in subparagraph (a) above) all upon presentation of Sublandlord's sight draft accompanied only by the Letter of Credit and Sublandlord's signed statement that Sublandlord is entitled to draw on the Letter of Credit pursuant to this Sublease. Subtenant shall be solely responsible for payment of any and all costs and expenses associated with the obtaining and maintaining of the Letter of Credit. The Letter of Credit shall not be assigned or encumbered by Subtenant and any attempted assignment or encumbrance by Subtenant shall be void. Subtenant may at any time during the term of this Sublease substitute a full cash Security Deposit for the Letter of credit and upon such substitution, Sublandlord shall within seven (7) business days of receipt of such Letter of Credit return the cash Security Deposit to Subtenant.

(c) Notwithstanding anything to the contrary contained herein, provided that Subtenant is not in default of any of the terms or conditions of this Sublease beyond applicable notice and grace periods, (i) effective as of the second (2nd) anniversary of the Rent Commencement Date, Subtenant shall be permitted to reduce the Security Deposit from the sum of Seven Hundred Twenty-Five Thousand and 00/100 ($725,000.00) Dollars to the sum of Five Hundred Seventy-Five Thousand and 00/100 ($575,000.00) Dollars and (ii) effective as of the third (3rd) anniversary of the Rent Commencement Date, Subtenant shall be permitted to reduce the Security Deposit from the sum of Five Hundred Seventy-Five Thousand and 00/100 ($575,000.00) Dollars to the sum of Four Hundred Seventy-Five Thousand and 00/100 ($475,000.00) Dollars for the remainder of the term of this Sublease. In the event Subtenant reduces the Security Deposit as provided herein, then within thirty (30) days following receipt from Subtenant of a demand therefor, (x) in the event that a cash Security Deposit is held by Sublandlord, Sublandlord, at Sublandlord's election, shall refund such amount of the reduction by either issuing a check or credit against the next installment(s) of Base Rent and Additional Charges, or (y) in the event that a Letter of Credit is held by Sublandlord, Sublandlord shall allow Subtenant to amend the existing Letter of Credit or substitute a new Letter of Credit subject to the terms hereof.

20. **ESTOPPEL CERTIFICATES**. Subtenant shall, within ten (10) days after each and every request by Sublandlord, execute, acknowledge and deliver to Sublandlord a statement in writing (a) certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), (b) specifying the dates to which the Base Rent and Additional Charges have been paid, (c) stating whether or not, to the best knowledge of Subtenant, Sublandlord is in

default in performance or observance of its obligations under this Sublease, and, if so, specifying each such default, (d) stating whether or not, to the best knowledge of Subtenant, any event has occurred which with the giving of notice or passage of time, or both, would constitute a default by Sublandlord under this Sublease, and, if so, specifying each such event, and (e) stating whether Subtenant has exercised any option(s) to extend the term of this Sublease, and, if so, specifying each such extension. Any such statement delivered pursuant to this Article may be relied upon by any prospective assignee or transferee of the leasehold estate under the Lease. Subtenant may request from Sublandlord in connection with the sale, merger or consolidation of Subtenant's business or any financing being performed by Subtenant to certify in writing to Subtenant or any third party requesting such certification that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), stating whether or not, to the best knowledge of Sublandlord, Subtenant is in default in the performance or observance of its obligations under this Sublease, and, if so, specifying each such default, stating whether or not, to the best knowledge of Sublandlord, any event has occurred which, with the giving of notice or passage of time or both, would constitute a default by Subtenant under this Sublease, and, if so, specifying each such event.

21. **ALTERATIONS**. Subtenant shall not make or cause, suffer or permit the making of any alteration, addition, change, replacement, installation or addition in or to the Subleased Premises without (a) obtaining the prior written consent of Sublandlord and Landlord in each instance, and (b) complying with each condition imposed by the Landlord under the Lease in connection therewith including, without limitation, the provisions of the Lease with respect thereto. Except as required by the Lease, Subtenant shall have no obligation at or prior to the Expiration Date or sooner termination of this Lease, to restore the Subleased Premises to the condition that existed prior to Subtenant performing its initial alterations to the Subleased Premises.

22. **RIGHT TO CURE DEFAULTS**. If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder then Sublandlord shall have the right, but not the obligation, after the lesser of ten (10) days' notice to Subtenant or the time within which Landlord under the Lease may act on Sublandlord's behalf under the Lease, or without notice to Subtenant in the case of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublandlord shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys' fees and expenses. Subtenant shall pay to Sublandlord upon demand all sums so paid by Sublandlord and all incidental costs and expenses of Sublandlord in connection therewith, together with interest thereon at the Interest Rate from the date of the making of such expenditures.

23. **BROKERAGE**. Subtenant and Sublandlord each represent and warrant to the other that no broker or other person had any part, or was instrumental in any way, in bringing about this Sublease, other than CB Richard Ellis, Newmark Knight Frank and Studley (collectively, the "Brokers"). Subtenant and Sublandlord each agree to indemnify, defend and

hold harmless, the other from and against any claims made by any broker or other person (other than the Brokers) alleging that such broker, or person who dealt with such party for a brokerage commission, finder's fee or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys' fees) in connection with such claims. Sublandlord shall pay any brokerage commissions due to the Brokers in accordance with separate agreements with the Brokers. This Article 23 shall survive the termination of this Sublease.

24. **END OF SUBLEASE TERM; WAIVER**. If Subtenant holds over after the end of the term without the written consent of Sublandlord and Landlord, then Subtenant shall be deemed to be a Subtenant at will and shall be liable to Sublandlord for (i) all losses and damages which Sublandlord may incur or sustain by reason thereof (which may include, without limitation, rent, additional rent and penalties attributable to the entire premises leased to Sublandlord by Landlord under the Lease), including, without limitation, reasonable attorneys' fees, court costs and disbursements and Subtenant shall indemnify Sublandlord against all claims made by any party against Sublandlord arising out of or resulting from Subtenant's failure to timely surrender and vacate the Subleased Premises, including, without limitation, consequential damages and (ii) per diem use and occupancy in respect of the Subleased Premises equal to one and one-half (1-1/2) times the Base Rent and Additional Charges payable hereunder in respect of the last year of the term of this Sublease (which amount the parties agree is the minimum to which Sublandlord would be entitled and is presently contemplated by them as being fair and reasonable under the circumstances and not as a penalty). In no event shall any provision hereof be construed as permitting Subtenant to hold over in possession of the Subleased Premises (or any portion thereof) after the expiration or termination of the term hereof, and no acceptance by Sublandlord of payments from Subtenant after the expiration or termination of the term hereof shall be deemed other than on account of the amount to be paid by Subtenant in accordance with the provisions of this Article. The provisions of this Article 24 shall survive the expiration or earlier termination of this Sublease.

25. **WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM**. Subtenant hereby waives all right to trial by jury in any summary proceeding or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, the Subleased Premises and the use and occupancy thereof, and any claim of injury or damages. Subtenant also hereby waives all right to assert or interpose a counterclaim in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises.

26. **COMPLETE AGREEMENT**. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties hereto.

27. **SUCCESSORS AND ASSIGNS**. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.

28. **INTERPRETATION**. Notwithstanding the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Sublease or application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation, limited liability company or any other form of business or legal association or entity.

29. **CONSENT OF LANDLORD UNDER THE LEASE**. This Sublease shall have no effect until Landlord and, if necessary, any mortgagee and/or ground lessor of the Building shall have each given its written consent hereto (collectively, the "Consents") in accordance with the terms of the Lease. Subtenant shall execute and deliver any documents and information required by the Landlord in connection with its granting its consent to this Sublease. If the Consents to this Sublease are not obtained for any reason whatsoever by 5:00 p.m. New York on the date which shall be forty-five (45) days from the date hereof (the "Consent Date") either party may give the other party hereto five (5) business days written notice that this Sublease shall terminate and be deemed null and void and of no further force or effect.

30. **HAZARDOUS MATERIALS**. Subtenant covenants and agrees that it shall not bring any Hazardous Materials (as hereinafter defined) into or onto the Subleased Premises. In the event that Hazardous Materials are brought into or onto the Subleased Premises by Subtenant or any agent, employee or officer thereof, Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all losses, claims, payments, judgments, liens, assessments, liabilities, costs and expenses (including, without limitation, penalties, interest, punitive damages, reasonable attorneys' fees, disbursements and court costs) arising out of, as a result of, or incident to, the presence of any such Hazardous Materials on, under or about the Subleased Premises or the emanation of any such Hazardous Materials from the Subleased

Premises. "Hazardous Materials" means any and all hazardous or toxic substances or wastes (as so categorized by any law); petroleum or crude oil or any constituent, fraction or product thereof; asbestos; and polychlorinated biphenyls.

31. **DEFAULT OF SUBTENANT**. In the event that Subtenant shall default in the performance of any of the terms, covenants and conditions on its part to be performed under this Sublease, or in the event that Subtenant shall default in the performance of any of the terms, covenants and conditions on the tenant's part to be performed under the Lease that are incorporated by reference herein and the same are not cured at least five (5) days prior to the expiration of the time for the curing thereof under this Sublease or the Lease, as incorporated by reference herein, then Sublandlord shall have the same rights and remedies with respect to such default as are given to Landlord with respect to defaults by the tenant under the Lease, all with the same force and effect as though the provisions of the Lease with respect to defaults and the respective rights and remedies of Landlord thereunder in the event thereof were set forth at length herein. Subtenant and Sublandlord agree promptly to give notice to the other of any notices of default relating to the Subleased Premises which may be received by either from Landlord under the Lease, but failure of Sublandlord to give such notice to Subtenant shall not diminish Subtenant's obligations hereunder. If Subtenant shall default in the performance of any of Subtenant's obligations under this Sublease or under the provisions of the Lease, then Sublandlord, without thereby waiving such default, may, at Sublandlord's option, perform the same for the account and at the expense of Subtenant.

32. **SUBLANDLORD'S CONTRIBUTION; SUBTENANT'S WORK**.
(a) Sublandlord shall reimburse Subtenant for Reimbursable Costs (as hereinafter defined) incurred by Subtenant in the performance of the Subtenant's Work (as hereinafter defined) in an amount ("Sublandlord's Contribution") equal to Seven Hundred Fifty-Three Thousand Seven Hundred Fifty and 00/100 ($753,750.00) Dollars upon satisfaction of, and subject to, the following terms and conditions:

(i) The Subtenant's Work shall have been completed in accordance with (a) the plans and specifications approved in advance in writing by Sublandlord and Landlord, and (b) the terms and provisions of the Lease applicable to such Subtenant's Work;

(ii) Subtenant shall have delivered to Sublandlord an approved requisition certified by the contractor having performed such work and requesting payment, and by the Subtenant's architect on standard AIA requisition forms;

(iii) Subtenant shall have supplied Sublandlord with receipted bills or other evidence reasonably satisfactory to Sublandlord establishing (a) the cost of the Subtenant's Work and the Reimbursable Costs; (b) that all sums due and owing to contractors, subcontractors and materialmen to date have been paid in full; (c) copies of the invoices marked "paid" from the contractors, subcontractors and materialmen for the amounts for which reimbursement is being requested; (d) a certificate, in form and substance reasonably satisfactory to Sublandlord, made by an authorized

officer of Subtenant that, to Subtenant's best knowledge, there has not been filed with respect to the Building and/or the Subleased Premises, or any part of either of the foregoing, or upon Subtenant's leasehold interest therein any vendor's, mechanic's, laborer's, materialman's or other lien with respect to the Sublandlord's Work that has not been discharged of record; (e) general releases and waivers of lien from all consultants, contractors, subcontractors and materialmen involved in the performance of Subtenant's Work and who shall have performed work and/or furnished materials; and (f) a certificate from Subtenant's architect that (1) Subtenant's Work was performed in compliance with all applicable laws, and (2) that all governmental authorities have issued final approvals of the work as built and occupancy of the Subleased Premises (including any required amendments to the certificate of occupancy);

(iv) Subtenant is not then in default under the terms of this Sublease beyond the expiration of applicable notice and grace periods;

(v) The right to receive reimbursement for Reimbursable Costs as provided in this Section 32 shall be for the exclusive benefit of Subtenant, it being the express intent of the parties that in no event shall such right be conferred upon, or for the benefit of, any third party, including any contractor, subcontractor, materialmen, laborer, architect, engineer, attorney or any other person, firm or entity; and

(vi) Subtenant makes such request for Sublandlord's Contribution within one (1) year from the Commencement Date.

(b) As used herein, "Subtenant's Work" shall mean the work to be performed by Subtenant to prepare the Subleased Premises for Subtenant's initial occupancy; and "Reimbursable Costs" shall mean the following types of costs incurred by Subtenant to prepare the Subleased Premises for Subtenant's initial occupancy: all hard construction costs, supervision fees and general contractor fees incurred in the performance of Subtenant's Work, "soft" costs (including, without limitation, architect's and engineer's fees, permit fees, expeditor's fees and designer's fees, in each case relating to the Subtenant's Work) and costs incurred to purchase furniture for Subtenant's use in the Subleased Premises.

33. **FURNITURE**. Prior to the Commencement Date, Sublandlord, at its cost and expense, shall remove from the Subleased Premises the furniture and equipment existing in the Subleased Premises as of the date hereof and shall relocate the furniture located in Sublandlord's premises on the southern portion of the fifteenth (15th) floor of the Building (as set forth on Exhibit C attached hereto) to the Subleased Premises (the "Furniture"). The Furniture shall be placed in the Subleased Premises in a "stacked" configuration and shall not be installed or otherwise assembled by Sublandlord. So long as this Sublease is in full force and effect, during the term of this Sublease Subtenant shall be permitted to use, modify and dispose of the Furniture; provided, however, that: (i) Subtenant acknowledges and agrees that the Furniture is being delivered to Subtenant in its "AS IS" condition on the Commencement Date, without representation or warranty as to fitness, merchantability or use or any other representation

(including that such Furniture is operable) of any kind whatsoever; (ii) Subtenant shall at its sole cost and expense be responsible for the installation and repair of the Furniture within the Subleased Premises; and (iii) the Furniture shall, upon the Expiration Date, unless the same shall be accelerated by reason of Subtenant's default hereunder, become the property of Subtenant (and Subtenant shall pay any sales or transfer taxes occasioned by reason of the transfer thereof); provided, that, in the event of an early termination (an "Early Termination") of the term of this Sublease occasioned by Subtenant's default hereunder, the Furniture shall remain upon and be delivered to Sublandlord upon the Expiration Date, in the same condition as delivered to Subtenant on the Commencement Date, reasonable wear and tear, modifications and disposal of Furniture excepted. In the event of an Early Termination, Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any loss, cost or expense incurred as a result of any damage to the Furniture or any repairs required thereto, reasonable wear and tear excepted. Subtenant shall be responsible, at its sole cost and expense, for the repair and maintenance of the Furniture during the term of this Sublease. Prior to the Expiration Date, Subtenant (i) shall have no ownership interest in or to the Furniture, (ii) shall not be entitled to allow any other party to use the Furniture without Sublandlord's prior written consent, and (iii) shall not be entitled to encumber or otherwise convey the Furniture. This Article 33 shall survive the termination of this Sublease.

34. **USE**. Subtenant shall use and occupy the Subleased Premises for executive and general offices in connection with Subtenant's lending, banking and financial services business and for no other purpose whatsoever; provided, however, such permitted office use shall not include services made available to the general public for off-the-street retail transactions or in any manner involve excessive public traffic into and out of the Subleased Premises. Subtenant shall comply with the certificate of occupancy relating to the Subleased Premises and with all laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof, and the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to Subtenant's specific use and occupancy of the Subleased Premises.

35. **SIGNAGE**. Subject to the provisions of the Lease, Sublandlord agrees to request that Landlord (i) permit Subtenant to install identification signage with its name and logo on the entrance doors to the Subleased Premises and in the elevator lobby on the 13th floor, and (ii) if, as and when a directory shall be placed in the lobby of the Building, without any liability for Landlord's refusal to do so, four (4) directory lines of such Building directory.

36. **REPRESENTATIONS**. Sublandlord covenants, warrants and represents as follows:

(a) The Lease is currently in full force and effect, and Sublandlord is the holder of Tenant's interest under the Lease;

(b) To Sublandlord's knowledge, no events have occurred or conditions exist which, with the giving of notice or passage of time, will constitute a default under the Lease;

(c) There are no modifications or amendments to the Lease that effect the Subleased Premises; and

(d) Sublandlord shall not consent to any modification or amendment of any of the terms of the Lease which would materially adversely affect the rights of Subtenant under this Sublease without the consent of Subtenant.

37. **MISCELLANEOUS**.

(a) This Sublease shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of law principles thereof.

(b) The paragraph headings in this Sublease are inserted only as a matter of convenience for reference and are not to be given any effect in construing this Sublease.

(c) If any of the provisions of this Sublease or the application thereof to any person or circumstance shall be, to any extent, held to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

(d) Each person executing this Sublease hereby represents and warrants that he or she is a duly authorized representative of Sublandlord or Subtenant, as the case may be, and has full authority to execute and deliver this Sublease for and on behalf of such party.

(e) This Sublease may be executed in several counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.